EXHIBIT 99.3

May 13, 2008
For Immediate Release
—Doral Financial Corporation Holds 2007 Annual Meeting—
—Declares Cash Dividend on Four Series of Preferred Stock—
San Juan, Puerto Rico—May 13, 2008—Doral Financial Corporation (NYSE:DRL) (“Doral” or the “Company”), a diversified financial services company, today reported that, at its annual meeting of stockholders, the Company’s slate of 10 directors was elected. Stockholders also ratified the appointment of Pricewaterhouse Coopers LLP as the Company’s independent public accountants for 2008 and the adoption of Doral Financial 2008 Stock Incentive Plan.
Doral also announced that it had declared the regular monthly cash dividends on the Company’s 7% Noncumulative Monthly Income Preferred Stock, Series A (the “Series A Preferred Stock”), 8.35% Noncumulative Monthly Income Preferred Stock, Series B (the “Series B Preferred Stock”) and 7.25% Noncumulative Monthly Income Preferred Stock, Series C (the “Series C Preferred Stock”) for the months of April, May and June. The monthly dividend for the Series A, B and C preferred stock is $0.2917, $0.173958, $0.151042 per share, respectively and payable on April 30, 2008, June 2, 2008 and June 30, 2008. In the case of Series A Preferred Stock, the dividend is payable holders of record as of close of business on April 28, May 29, and June 26, 2008, with respect to the April, May and June monthly dividends respectively. In the case of the Series B and Series C Preferred Stock, the dividend is payable to holders of record as of close of business on April 15, May 15 and June 15, 2008, with respect to the April, May and June monthly dividends respectively.
The Company also declared the quarterly dividend on the Company’s 4.75% Perpetual Cumulative Convertible Preferred Stock, in the amount of $2.96875 per share. The dividend is payable on June 15, 2008 to holders of record as of the close of business on June 1, 2008.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. In addition, Doral Financial may make forward-looking statements in its press releases or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the strength or weakness of the real estate markets and of the consumer or commercial credit sectors and its impact in the credit quality of Doral Financial’s loans and other assets;

•	Doral Financial’s ability to derive sufficient income to realize the benefit of its deferred tax assets;

•	the strength or weakness of the Puerto Rico and the United States economies;

•	changes in interest rates and the potential impact of such changes in interest rates on Doral Financial’s net interest income;

•	the performance of U.S. capital markets;

•	the fiscal and monetary policy of the federal government and its agencies;

•	potential adverse development from ongoing enforcement actions by bank regulatory agencies;

•	risks arising from material weaknesses in Doral Financial’s internal control over financial reporting; and

•	developments in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
Doral Financial does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.
Investors should carefully consider these factors and the risk factors outlined under Item 1A. Risk Factors, in our 2007 Annual Report on Form 10-K.
Contacts:
Investor Relations:
Roberto Reyna
SVP Investor Relations
787-474-5498
Media
Lucienne Gigante
VP Public Relations
787-474-6298